Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887
Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2024 RESULTS

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – February 27, 2024 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2024 ended January 26, 2024.

Second Quarter Fiscal 2024 Highlights

•	The Company reported second quarter total revenue of $935.4 million. Compared to the prior year second quarter, total revenue increased 0.2%.

o	Comparable store restaurant sales increased 1.2%, while comparable store retail sales decreased 5.3%.

•	GAAP operating income for the second quarter was $30.8 million, or 3.3% of total revenue, and adjusted[1] operating income was $35.9 million, or 3.8% of total revenue.

•	GAAP earnings per diluted share were $1.19, and adjusted[1] earnings per diluted share were $1.37.

•	GAAP net income for the second quarter was $26.5 million, or 2.8% of total revenue, and adjusted EBITDA[1] was $63.7 million, or 6.8% of total revenue.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer Julie Masino said, “While margins remain pressured, we were encouraged by the improvement in our traffic trend during the quarter, which we believe was supported by our investments in labor and advertising and our focus on the guest experience. Additionally, we continued to make progress on the development of our strategic transformation, and our teams are engaged in our efforts to improve our relevancy, deliver food and an experience that our guests love, and grow profitability.”

Second Quarter Fiscal 2024 Results

Revenue

The Company reported total revenue of $935.4 million for the second quarter of fiscal 2024, representing an increase of 0.2% compared to the second quarter of fiscal 2023.

Cracker Barrel comparable store restaurant sales increased 1.2%, including total menu pricing increases of 4.8%. Comparable store retail sales decreased 5.3% from the prior year quarter.

Operating Income

GAAP operating income for the second quarter was $30.8 million, or 3.3% of total revenue, compared to $39.0 million, or 4.2% of total revenue, in the prior year quarter. Adjusted1 operating income for the second quarter was $35.9 million, or 3.8% of total revenue, compared to $42.2 million, or 4.5%, of total revenue in the prior year quarter.

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

The decrease in the Company’s GAAP operating income as a percentage of total revenue versus the prior year quarter is primarily the result of higher labor and related expenses, higher other operating expenses, and higher general and administrative expenses, partially offset by lower cost of goods sold in the current year quarter.

The decrease in the Company’s adjusted1 operating income as a percentage of total revenue versus the prior year quarter is primarily the result of higher labor and related expenses and higher other operating expenses, partially offset by lower cost of goods sold in the current year quarter.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the second quarter was $26.5 million, or 2.8% of total revenue. This represented a 13.0% decrease compared to prior year quarter GAAP net income of $30.5 million, or 3.3% of total revenue. Adjusted1 net income for the second quarter was $30.5 million, or 3.3% of total revenue. This represented a 7.4% decrease compared to prior year quarter adjusted1 net income of $32.9 million, or 3.5% of total revenue.

Adjusted EBITDA1 was $63.7 million, or 6.8% of total revenue, a 5.9% decrease compared to the prior year quarter adjusted EBITDA1 of $67.7 million, or 7.3% of total revenue.

GAAP earnings per diluted share for the second quarter were $1.19, a 13.1% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.37. Adjusted1 earnings per diluted share were $1.37, a 7.5% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.48.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on May 7, 2024 to shareholders of record as of April 12, 2024.

Fiscal 2024 Outlook

The Company provided the following update to its fiscal 2024 outlook:

•	Total revenue of $3.5 billion to $3.6 billion

•	Two new Cracker Barrel stores and 9 to 11 new Maple Street Biscuit Company units

•	Commodity inflation of 0% to 2%

•	Hourly wage inflation of approximately 5%

•	GAAP operating income of $95 million to $105 million and adjusted[1] operating income of $125 million to $135 million, which includes the impact from the 53rd week in the fiscal 2024 year and reflects the expectation that third quarter adjusted[1] operating income will be meaningfully below prior year and fourth quarter adjusted[1] operating income will be above prior year.

•	Capital expenditures of $120 million to $135 million

The Company reminds investors that its outlook reflects a number of assumptions, many of which are outside the Company’s control. In particular, uncertainties created by macroeconomic conditions, such as ongoing inflation, low consumer confidence and high interest rates may adversely affect consumer behavior and cause actual results to differ materially from those expected.

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release.

Fiscal 2024 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through March 12, 2024.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate over 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; the Company’s ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at its restaurants; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in the Company’s restaurants; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on limited distribution facilities and certain significant vendors; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or the Company’s ability to manage the impact of social media associated with these activities; the impact of activist shareholders; the Company’s ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company’s ability to identify those sites; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions and the weather impact on sales and customer travel; discretionary income or personal expenditure activity of the Company’s customers; economic or psychological effects of natural disasters or other unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; workers’ compensation, group health and utility price changes; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	1/26/2024	1/27/2023	Percentage Change	1/26/2024	1/27/2023	Percentage Change
Total revenue	$935,401	$933,868	0%	$1,759,240	$1,773,387	(1)%
Cost of goods sold (exclusive of depreciation & rent)	314,851	326,555	(4)	570,410	608,095	(6)
Labor and other related expenses	323,196	313,967	3	627,643	605,675	4
Other store operating expenses	214,056	208,857	2	417,741	405,561	3
General and administrative expenses	52,536	45,518	15	101,271	91,466	11
Operating income	30,762	38,971	(21)	42,175	62,590	(33)
Interest expense	5,067	4,408	15	10,005	7,940	26
Income before income taxes	25,695	34,563	(26)	32,170	54,650	(41)
Provision for income taxes (income tax benefit)	(839)	4,072	(121)	180	7,030	(97)
Net income	$26,534	$30,491	(13)	$31,990	$47,620	(33)

Earnings per share – Basic:	$1.20	$1.38	(13)	$1.44	$2.15	(33)
Earnings per share – Diluted:	$1.19	$1.37	(13)	$1.44	$2.14	(33)

Weighted average shares:
Basic	22,196,758	22,173,280	0	22,181,305	22,183,527	0
Diluted	22,295,532	22,251,835	0	22,279,611	22,272,244	0

Ratio Analysis
Total revenue:
Restaurant	78.1%	76.9%		79.1%	77.8%
Retail	21.9	23.1		20.9	22.2
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	33.7	35.0		32.4	34.3
Labor and other related expenses	34.5	33.6		35.7	34.1
Other store operating expenses	22.9	22.4		23.7	22.9
General and administrative expenses	5.6	4.8		5.8	5.2
Operating income	3.3	4.2		2.4	3.5
Interest expense	0.6	0.5		0.6	0.4
Income before income taxes	2.7	3.7		1.8	3.1
Provision for income taxes (income tax benefit)	(0.1)	0.4		0.0	0.4
Net income	2.8%	3.3%		1.8%	2.7%

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited and in thousands, except share amounts)

	1/26/24	1/27/23
Assets
Cash and cash equivalents	$12,602	$49,404
Accounts receivable	41,524	36,513
Inventories	172,702	187,251
Prepaid expenses and other current assets	40,972	35,515
Property and equipment, net	965,667	965,565
Operating lease right-of-use assets, net	877,580	910,182
Intangible assets	24,498	21,173
Other assets	44,824	46,414
Goodwill	4,690	4,690
Total assets	$2,185,059	$2,256,707

Liabilities and Shareholders’ Equity
Accounts payable	$136,388	$135,473
Other current liabilities	322,449	335,318
Long-term debt	452,278	454,111
Long-term operating lease liabilities	689,499	712,056
Other long-term obligations	47,791	53,293
Deferred income taxes	74,687	79,963
Shareholders’ equity, net	461,967	486,493
Total liabilities and shareholders’ equity	$2,185,059	$2,256,707

Common shares issued and outstanding	22,201,086	22,150,800

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Six Months Ended
	1/26/24	1/27/23
Cash flows from operating activities:
Net income	$31,990	$47,620
Depreciation and amortization	54,428	50,361
Amortization of debt issuance costs	874	862
Loss on disposition of property and equipment	2,898	2,225
Share-based compensation	6,253	5,111
Noncash lease expense	30,162	29,845
Amortization of asset recognized from gain on sale and leaseback transaction	6,368	6,368
Decrease in inventories	16,662	25,998
Decrease in accounts payable	(29,096)	(34,398)
Net changes in other assets and liabilities	(58,660)	(33,170)
Net cash provided by operating activities	61,879	100,822
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(51,080)	(48,369)
Proceeds from sale of property and equipment	91	226
Net cash used in investing activities	(50,989)	(48,143)
Cash flows from financing activities:
Net proceeds under long-term debt	36,500	29,951
Taxes withheld from issuance of share-based compensation awards	(1,597)	(2,400)
Purchases and retirement of common stock	0	(17,449)
Dividends on common stock	(58,338)	(58,482)
Net cash used in financing activities	(23,435)	(48,380)

Net increase (decrease) in cash and cash equivalents	(12,545)	4,299
Cash and cash equivalents, beginning of period	25,147	45,105
Cash and cash equivalents, end of period	$12,602	$49,404

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended
	1/26/24	1/27/23
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	1	1
Maple Street Biscuit Company	3	2

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	662	665
Maple Street Biscuit Company	63	56

	Second Quarter Ended		Six Months Ended
	1/26/24	1/27/23	1/26/24	1/27/23
Total revenue*: (In thousands)
Restaurant	$714,310	$702,707	$1,359,199	$1,349,952
Retail	204,517	215,739	367,551	392,880
Total revenue	$918,827	$918,446	$1,726,750	$1,742,832

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$201,608	$206,415	$371,180	$394,920
Retail	108,914	116,398	190,998	205,324
Total cost of goods sold	$310,522	$322,813	$562,178	$600,244

Average unit volume*: (In thousands)
Restaurant	$1,079.0	$1,057.3	$2,054.7	$2,032.2
Retail	309.0	324.6	555.7	591.5
Total	$1,388.0	$1,381.9	$2,610.4	$2,623.7

Operating weeks*:	8,606	8,640	17,199	17,271

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its second quarter fiscal 2023 and fiscal 2024 adjusted operating income and earnings per share. In regard to fiscal 2023, this reconciliation excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders and the related tax impacts. In regard to fiscal 2024, this reconciliation excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, a corporate restructuring charge, and an employee benefits policy change and the related tax impacts. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter Ended January 26, 2024			Six Month Ended January 26, 2024
	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
		(1)			(1)(2)
Total Revenue	$935,401	$0	$935,401	$1,759,240	$0	$1,759,240
Store operating expense	852,103	2,099	854,202	1,615,794	(1,084)	1,614,710
General and administrative expense	52,536	(7,287)	45,249	101,271	(11,706)	89,565
Operating income	30,762	5,188	35,950	42,175	12,790	54,965
Interest expense	5,067	0	5,067	10,005	0	10,005
Income before income taxes	25,695	5,188	30,883	32,170	12,790	44,960
Provision for income taxes (tax benefit)	(839)	1,220	381	180	3,006	3,186
Net income	$26,534	$3,968	$30,502	$31,990	$9,784	$41,774
Earnings per share – basic	$1.20	$0.17	$1.37	$1.44	$0.44	$1.88
Earnings per share – diluted	$1.19	$0.18	$1.37	$1.44	$0.44	$1.88

(1)	Adjusted for the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, and an employee benefits policy change and the related tax impacts.
(2)	Adjusted for a corporate restructuring charge and the related tax impacts.

	Second Quarter Ended January 27, 2023			Six Month Ended January 27, 2023
	As Reported	Adjustment	As Adjusted	As Reported	Adjustment	As Adjusted
		(1)			(1)(2)
Total Revenue	$933,868	$0	$933,868	$1,773,387	$0	$1,773,387
Store operating expense	849,379	(3,184)	846,195	1,619,331	(6,368)	1,612,963
General and administrative expense	45,518	0	45,518	91,466	(3,198)	88,268
Operating income	38,971	3,184	42,155	62,590	9,566	72,156
Interest expense	4,408	0	4,408	7,940	0	7,940
Income before income taxes	34,563	3,184	37,747	54,650	9,566	64,216
Provision for income taxes	4,072	748	4,820	7,030	2,248	9,278
Net income	$30,491	$2,436	$32,927	$47,620	$7,318	$54,938
Earnings per share – basic	$1.38	$0.10	$1.48	$2.15	$0.33	$2.48
Earnings per share – diluted	$1.37	$0.11	$1.48	$2.14	$0.33	$2.47

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts.

(2) Adjusted for expenses related to proxy contest and settlement expenses and related tax impacts.

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Cracker Barrel Reports Second Quarter Fiscal 2024 Results

February 27, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release, the Company makes reference to its second quarter fiscal 2023 and fiscal 2024 EBITDA and adjusted EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. In regard to fiscal 2023, the Company further adjusts EBITDA to exclude expenses related to the proxy contest and settlement in connection with the Company’s 2022 annual meeting of shareholders and the related tax impacts. In regard to fiscal 2024, the Company further adjusts EBITDA to exclude expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, a corporate restructuring charge, and an employee benefits policy change and the related tax impacts. The Company believes that presentation of EBITDA and adjusted EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Second Quarter Ended January 26, 2024	Six Months Ended January 26, 2024
Net Income	$26,534	$31,990
(+) Depreciation & amortization	27,759	54,428
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest expense	5,067	10,005
(+) Tax expense (tax benefit)	(839)	180
EBITDA	$61,705	$102,971
Adjustments
(+) CEO transition expenses	3,473	5,109
(+) Strategic transformation initiative expenses	3,815	4,956
(+) Corporate restructuring charge	0	1,643
(-) Employee benefits policy change	(5,284)	(5,284)
Adjusted EBITDA	$63,709	$109,395

	Second Quarter Ended January 27, 2023	Six Months Ended January 27, 2023
Net Income	$30,491	$47,620
(+) Depreciation & amortization	25,570	50,361
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest expense	4,408	7,940
(+) Tax expense	4,072	7,030
EBITDA	$67,725	$119,319
Adjustments
(+) Proxy contest and settlement expenses	0	3,198
Adjusted EBITDA	$67,725	$122,517

Reconciliation of GAAP Operating Income Outlook to Non-GAAP Operating Income Outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income, a non-GAAP financial measure, for fiscal 2024. The Company’s adjusted operating income outlook excludes the non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, expenses related to the Company’s CEO transition, expenses associated with a strategic transformation initiative, a corporate restructuring charge, and an employee benefits policy change and the related tax impacts. The Company believes presenting its current outlook for adjusted operating income that excludes these items provides investors with an enhanced understanding of the Company's expected performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income outlook reported in accordance with GAAP.

	$ Million
Reported GAAP Operating Income Outlook	$95	to	$105
Non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	$13		$13
Expenses related to CEO transition	$10		$10
Expenses related to strategic transformation initiative	$10		$10
Corporate restructuring charge	$2		$2
Employee benefits policy change	$(5)		$(5)
Adjusted Operating Income Outlook	$125	to	$135

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